EXHIBIT 10.5

                                 MERITA BANK PLC
                       CHRISTIANIA BANK OG KREDITKASSE ASA
                     SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)
                                  (as lenders)

                                     - and -

                                 MERITA BANK PLC
                                   (as agent)

                                     - and -

                          CROWN CRUISES OF PANAMA, INC.
                                  (as borrower)

                                     - and -

                                 MERITA BANK PLC
                                  (as trustee)

                            -----------------------

                                 LOAN AGREEMENT
                           RE USD6,720,000 BRIDGE LOAN

                             -----------------------

                           Sinclair Roche & Temperley
                                   Royex House
                              5 Aldermanbury Square
                                 London EC2V 7LE
                               Tel: 0171 452 4000
                               Fax: 0171 452 4001
                                 Ref: GFS/242921

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                                INDEX OF CONTENTS

CLAUSE            SUBJECT                                                   PAGE
------            -------                                                   ----

1.            PURPOSE AND DEFINITIONS..........................................1

2.            THE LENDERS' COMMITMENT..........................................8

3.            AVAILABILITY.....................................................9

4.            INTEREST.........................................................9

5.            REPAYMENT.......................................................11

6.            COMPULSORY AND VOLUNTARY PREPAYMENT.............................11

7.            ARRANGEMENT FEE.................................................14

8.            INDEMNITY.......................................................14

9.            PAYMENTS........................................................17

10.           APPLICATION OF MONEYS...........................................19

11.           DEFAULT.........................................................21

12.           SECURITY........................................................24

13.           REPRESENTATIONS AND WARRANTIES..................................25

14.           COVENANTS.......................................................27

15.           SET-OFF AND SHARING OF PAYMENTS.................................32

16.           ASSIGNMENT AND PARTICIPATION....................................33

17.           MISCELLANEOUS...................................................35

18.           NOTICES.........................................................35

19.           PROPER LAW AND JURISDICTION.....................................36

SCHEDULE A :  CONDITIONS PRECEDENT............................................37

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SCHEDULE B :  FINANCIAL RATIOS ...............................................41

APPENDIX I :  FORM OF UTILIZATION NOTICE......................................44

APPENDIX II : FORM OF COMPLIANCE CERTIFICATE..................................45

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THIS AGREEMENT is made the 24th day of January, 2000
BETWEEN:-

(1)      THE LENDERS (as hereinafter defined);

(2)      THE AGENT (as hereinafter defined);

(3)      THE BORROWER (as hereinafter defined); and

(4)      THE TRUSTEE (as hereinafter defined).

IT IS HEREBY AGREED as follows:-

1.       PURPOSE AND DEFINITIONS

1.1 This agreement contains the terms and conditions upon which the Lenders, with the Agent acting as their agent, will make available to the Borrower a secured bridge loan of six million seven hundred and twenty thousand United States Dollars (USD6,720,000).

1.2 In this agreement the following words and expressions shall have the following meanings:-

         "AGENT"
         means Merita Bank Plc, a company incorporated under the laws of Finland acting through its London branch having its principal place of business at 19 Thomas More Street, London E1W 1YF in its capacity as agent for the Lenders pursuant to the Deed of Agency and Trust;

         "BORROWED MONEY"

         means Indebtedness incurred in respect of (i) money borrowed or raised,
         (ii) any bond, note, loan stock, debenture or similar instrument, (iii) acceptance or documentary credit facilities, (iv) deferred payments for assets or services acquired other than for provisions, bunkers, spare parts or services acquired in the ordinary course of, and incidental to, the operation of the Vessel, (v) rental payments under and any amounts payable on termination of leases (whether in respect of ships, land, machinery,

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         equipment or otherwise) entered into primarily as a method of raising finance or of financing the acquisition of the asset leased, (vi) guarantees, bonds, stand-by letters of credit or other instruments issued in connection with the performance of contracts and (vii) guarantees or other assurances against financial loss in respect of Indebtedness of any person, firm or company falling within any of (i) to (vi) above;

         "BORROWER"
         means Crown Cruises of Panama, Inc., a company incorporated under the laws of Panama with its registered office at c/o Galindo Arias & Lopez, Scotia Plaza No. 18, Avenida Federico Boyd & Calle No. 51, Piso 9, 10 & 11, Panama, Republic of Panama;

         "BUSINESS DAY"
         means any day on which banks and foreign exchange markets in Helsinki, Oslo, London and New York are open for the transaction of business of the nature contemplated in this agreement;

         "CHARTER"
         means the space charter in respect of the Vessel made or to be made between the Borrower as owner and the Charterer as charterer;

         "CHARTERER"
         means Crown Cruises Limited, a company incorporated under the laws of Bermuda with its registered office at c/o Francis & Forest, Corner House, 20 Parliament Street, Hamilton HM12, Bermuda;

         "CONTRIBUTIONS"
         means the proportions of the Loan (and, where the context so requires, any relevant part thereof) set out opposite the names of the Lenders on the signature pages of this agreement and "Contribution" means any one of them;

         "DEED OF AGENCY AND TRUST"
         means the deed of even date herewith made between the Agent, the Trustee and the Lenders whereby the Agent is appointed agent for the Lenders in respect of this

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         agreement and the Trustee declares a trust in respect of the other
         Security Documents;

         "DRAWDOWN DATE"
         means the date on which the Loan is advanced pursuant to clause 3 hereof;

         "EARNINGS ACCOUNT"
         means the account in the name of the Borrower at the Agent's New York office at 437 Madison Avenue, New York, N.Y. 10022;

         "EARNINGS ASSIGNMENT"
         means the assignment executed pursuant to clause 12.1(C) hereof;

         "ENCUMBRANCE"
         means any mortgage, charge, pledge, lien, assignment, hypothecation, title retention, preferential right or trust arrangement and any other security agreement or arrangement;

         "ESL" means EFF-Shipping Limited, a company incorporated under the laws of the Cayman Islands with its registered office at the offices of Huntlaw Corporate Services Ltd, The Huntlaw Building, P.O. Box 1350, George Town, Grand Cayman, Cayman Islands;

         "EVENT OF DEFAULT"
         means any of the events or circumstances specified in clause 11.1 hereof;

         "GAAP"
         means accounting principles generally accepted in the United States of America and consistently applied;

         "GUARANTOR"
         means Commodore Holdings Limited, a company incorporated under the laws of Bermuda with its registered office at c/o Francis & Forest, Corner House, 20 Parliament Street, Hamilton HM12, Bermuda;

         "INDEBTEDNESS"
         means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

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         "INSURANCE ASSIGNMENT"
         means the assignment executed pursuant to clause 12.1(B) hereof;

         "INTEREST PERIOD"
         means any period determined in accordance with the provisions of clause
         4.1 hereof for the calculation of interest on the Loan or any relevant part thereof;

         "LENDERS"
         means the banks and financial institutions whose names and lending offices appear under and who have signed under the heading "The Lenders" on the signature pages of this agreement and "Lender" means any one of them;

         "LOAN"
         means six million seven hundred and twenty thousand United States Dollars (USD6,720,000) or, where the context so requires, the aggregate amount thereof from time to time outstanding;

         "MANAGEMENT AGREEMENT"
         means the agreement for the management of the Vessel made or to be made between the Borrower and the Manager;

         "MANAGER"
         means New Commodore Cruise Lines Limited, a company incorporated under the laws of Bermuda with its registered office at c/o Francis & Forest, Corner House, 20 Parliament Street, Hamilton HM12, Bermuda;

         "MARGIN"
         means two per cent (2%) per annum (during the period of twelve (12) months after the Drawdown Date), two and a half per cent (2.5%) per annum (during the next following period of six (6) months) and three per cent (3%) per annum (thereafter);

         "MOA"
         means the agreement for the sale and purchase of the Vessel made or to be made between the Seller and the Borrower;

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         "MORTGAGE"
         means the second Panamanian naval mortgage over the Vessel executed pursuant to clause 12.1(A) hereof;

         "PERMITTED LIENS"
         means liens for current crews' wages and salvage and liens incurred in the ordinary course of trading the Vessel up to an aggregate amount at any time not exceeding five per cent (5%) of the charter-free sale value of the Vessel (such market value to be conclusively determined as the average of the latest three (3) valuations obtained by the Agent as provided in clause 8.2 hereof);

         "REFERENCE BANKS"
         means the Lenders;

         "REVOLVING LOAN FACILITY"
         means the revolving loan facility of up to but not exceeding forty five million United States Dollars (USD45,000,000) at any one time made available by the Lenders to the Borrower under the Revolving Loan Facility Agreement;

         "REVOLVING LOAN FACILITY AGREEMENT"
         means the agreement of even date herewith made between the parties hereto in respect of the Revolving Loan Facility;

         "REVOLVING LOAN SECURITIES"
         means the securities provided or to be provided to the Agent pursuant to the Revolving Loan Facility Agreement as security for the Revolving Loan Facility;

         "SECURITY DOCUMENTS"
         means the Deed of Agency and Trust and the documents executed pursuant to clause 12.1 hereof and any other document or documents from time to time providing and/or evidencing and/or constituting security in respect of the Loan;

         "SECURITY PARTIES"
         means the Borrower, the Guarantor and the Manager and any other party to any of the Security Documents from time to time (other than the Seller, ESL, the Lenders, the Agent and the Trustee) and "Security Party" means any one of them;

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         "SELLER"
         means Crown Dynasty Inc., a company incorporated under the laws of Panama with its registered office at Vallarino, Vallarino & Garcia - Maritano, 20th Floor, Banco Continental Building, Calle 50 y Aquilino De La Guardia, Panama City, Panama;

         "SELLER'S CREDIT"
         means the seller's credit in the sum of twenty four million four hundred and eighty thousand United States Dollars (USD24,480,000) procured by the Seller for the Borrower from ESL pursuant to the MOA and made available to the Borrower by ESL under the Seller's Credit Agreement;

         "SELLER'S CREDIT AGREEMENT"
         means the agreement made or to be made between ESL and the Borrower in respect of the Seller's Credit;

         "SELLER'S CREDIT SECURITIES"
         means the securities provided or to be provided to ESL pursuant to the Seller's Credit Agreement as security for the Seller's Credit;

         "SUB-CHARTER"
         means the space sub-charter of the Vessel made or to be made between the Charterer as disponent owner and the Sub-Charterer as charterer on back to back terms with the Charter;

         "SUB-CHARTERER"
         means Atkinson and Mullen, Inc. doing business as Apple Vacations, a company incorporated under the laws of Pennsylvania with its registered office at 7 Campus Boulevard, Newtown Square, Pennsylvania 19073, U.S.A.;

         "SUBJECT DOCUMENTS"
         means this agreement, the Security Documents, the MOA, the Charter, the Sub-Charter, the Management Agreement, the Revolving Loan Facility Agreement, the Revolving Loan Securities, the Seller's Credit Agreement, the Seller's Credit Securities and any and all documents executed pursuant to any one or more of these documents;

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         "TOTAL LOSS"
         means:-

         (i) actual or constructive or compromised or agreed or arranged total loss of the Vessel; or

         (ii) requisition for title or other compulsory acquisition of the Vessel otherwise than by requisition for hire; or

         (iii) capture, seizure, arrest, detention or confiscation of the Vessel by any government or by persons acting or purporting to act on behalf of any government unless the Vessel is released and restored to the Borrower from such capture, seizure, arrest or detention within thirty (30) days after the occurrence thereof;

         "TRUSTEE"
         means Merita Bank Plc, a company incorporated under the laws of Finland acting through its London branch having its principal place of business at 19 Thomas More Street, London E1W 1YF in its capacity as trustee pursuant to the Deed of Agency and Trust;

         "UNITED STATES DOLLARS" and "USD"
         mean the lawful currency of the United States of America; and

         "VESSEL"
         means the motor vessel named "CROWN DYNASTY" now registered under Panamanian flag in the ownership of the Seller which is to remain registered under Panamanian flag in the ownership of the Borrower pursuant to the MOA.

1.3 References to any document shall be construed to mean that document as amended and/or varied and/or supplemented from time to time with the agreement of the relevant parties and (where such consent is required by the terms of this agreement or the relevant document) with the consent of the Agent and/or the Lenders and/or the Trustee.

1.4 Clause headings are inserted for convenience of reference only and shall be ignored in

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         the interpretation of this agreement.

2.       THE LENDERS' COMMITMENT

2.1 In reliance upon the representations and warranties contained in clause 13 hereof and in the Security Documents and subject to the terms and conditions of this agreement the Lenders will make the Loan available to the Borrower for the purpose of financing (in part) the purchase of the Vessel by the Borrower pursuant to the MOA.

2.2 Each of the Lenders shall advance its Contribution to the Loan or any relevant part thereof.

2.3 The liability of each of the Lenders hereunder is several and none of the Lenders shall be responsible for any failure by any other Lender to meet its obligations hereunder nor shall any such failure relieve the Borrower or any other Lender of all or any of its respective obligations hereunder. If any Lender shall fail to advance its Contribution in circumstances where the Agent has already advanced the Loan or any relevant part thereof to the Borrower then the Borrower shall forthwith upon the demand of the Agent repay to the Agent an amount equal to any such Contribution together with any interest accrued thereon. The Agent shall not be obliged to advance the Loan or any part thereof to the Borrower other than such Contribution(s) as the Agent has received from the Lenders.

3.       AVAILABILITY

3.1 The Loan shall be advanced in one amount and applied in accordance with clause 2.1 hereof provided that:-

         (A) all items specified in schedule A hereto have been received by the Agent and are in form and substance satisfactory to the Agent;

         (B) no Event of Default and no event which with the giving of notice and/or lapse of time would constitute an Event of Default has occurred;

         (C) not less than four (4) Business Days prior to the date upon which the Borrower

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                  requires the Loan to be advanced the Agent has received a
                  written notice from the Borrower in the form set out in appendix I hereto; and

         (D) the obligation of the Lenders to make the Loan available to the Borrower shall expire on 31 January 2000 if the Loan is not advanced on or before that date.

3.2 The Lenders may in their absolute discretion allow the Loan to be advanced notwithstanding that the Agent has not received all the items specified in schedule A hereto and in this event the Borrower hereby covenants to procure the delivery of all the missing items to the Agent within thirty (30) days after the Drawdown Date.

4.       INTEREST

4.1 The Borrower shall pay interest on the Loan from the Drawdown Date for each successive Interest Period which shall, subject to clauses 4.3 and
         6.2 hereof, be either one (1), three (3) or six (6) months at the option of the Borrower provided always that:-

         (A) the Borrower shall exercise the said option by notice in writing to the Agent not later than three (3) Business Days prior to the commencement of each Interest Period failing which the Borrower shall be deemed to have opted for an Interest Period of six (6) months;

         (B) if the relevant funds are not available to the Lenders for an Interest Period of the length opted for (or deemed to be opted for) by the Borrower the Agent shall be entitled to determine conclusively the length of that Interest Period;

         (C) if an Interest Period will expire after the due date for repayment of the Loan that Interest Period shall be shortened to expire on that due date; and

         (D) if an Interest Period would otherwise expire on a day which is not a Business Day that Interest Period shall be extended to expire on the next succeeding Business Day unless that next succeeding Business Day falls within a fresh month in which event that Interest Period shall be shortened to expire on the immediately preceding Business Day. In this event the next succeeding Interest Period shall in the absolute discretion of the Agent (and subject always to this clause 4.1 (D)) expire the relevant number of months after either (i) that next succeeding or immediately preceding Business Day (as the case

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                  may be) or (ii) the day on which the preceding Interest Period would have expired if it had not been so extended or shortened (as the case may be) or (iii) the day on which the preceding Interest Period would have expired if no Interest Period had ever been so extended or shortened.

4.2 Subject to clauses 4.3 and 6.2 hereof the Borrower shall pay interest on the Loan or any relevant part thereof for each Interest Period at the rate certified conclusively (save for manifest error) by the Agent to be the aggregate of the relevant Margin and the rate per cent per annum for that Interest Period quoted by Telerate Screen 3750 (rounded up to the nearest one sixteenth of one per cent)(or, if the Telerate system is not working, by Reuters Page ISDA (rounded up to the nearest one sixteenth of one per cent) or, if neither the Telerate system nor the Reuters system is working, the average rate per cent per annum (rounded up to the nearest one sixteenth of one per cent) at which deposits of amounts of United States Dollars equivalent to or comparable with the Loan or relevant part thereof are offered to the Reference Banks (or two of them if one is unable to quote a rate) for that Interest Period in the London Inter-bank Market at or about 11.00 a.m. (London time) two (2) Business Days (in London only) prior to the commencement of that Interest Period. Such interest shall accrue and be payable on the actual number of days elapsed, shall be calculated on the basis of a year of three hundred and sixty (360) days and shall be paid on the final day of that Interest Period and (if that Interest Period is longer than one (1) month) at one (1) monthly intervals.

4.3 In the event of default by the Borrower in the payment of any sum whatsoever due under this agreement (including interest) the Borrower shall pay interest on that sum from the due date until payment (after as well as before judgement) at a rate certified conclusively (save for manifest error) by the Agent to be five per cent (5%) per annum over the average cost to the Lenders (rounded up to the nearest one sixteenth of one per cent) of funding their respective Contributions to that sum for such periods as the Agent in its absolute discretion may think fit on the Business Day succeeding that on which it became aware of the default and for so long as that sum remains unpaid that rate shall be re-calculated on the same basis. Such interest shall accrue and be payable on each day elapsing, shall be calculated on the basis of a year of three hundred and sixty (360) days and shall be paid on the demand of the Agent. In default of payment such interest shall be compounded.

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4.4      The Agent shall as soon as reasonably practicable notify the Borrower of each rate of interest payable on the Loan or any relevant part thereof under this clause 4.

5.       REPAYMENT

5.1 Subject to clauses 6 and 11.1 hereof the Borrower shall repay the Loan in one amount on the date falling twenty four (24) months after the Drawdown Date.

6.       COMPULSORY AND VOLUNTARY PREPAYMENT

6.1 If for any reason whatsoever beyond the control of any one or more of the Lenders it shall become unlawful or impossible for such one or more of the Lenders to maintain or give effect to all or part of its or their obligations as contemplated by this agreement and evidence substantiating that unlawfulness or impossibility has been produced by such one or more of the Lenders to the Agent then:-

         (A) the obligation of such one or more of the Lenders to advance funds under clause 2.2 hereof and to participate in the Loan or the relevant part thereof shall cease;

         (B) the Borrower shall forthwith upon the demand of the Agent repay to the Agent for the benefit of such one or more of the Lenders the amount of its or their Contribution(s) to the Loan or the relevant part thereof together with interest accrued thereon and any sums due to such one or more of the Lenders by virtue of that repayment under clause 8.5 hereof; and

         (C) the Loan or the relevant part thereof shall be reduced by the amount of the Contribution(s) of such one or more of the Lenders thereto.

6.2      If the Agent shall:-

         (A) determine in good faith that by reason of circumstances affecting the London Inter-Bank Market generally adequate and reasonable means do not exist for ascertaining the rate of interest payable on the Loan or any relevant part thereof for any Interest Period in accordance with clause 4.2 hereof; or

         (B) receive notice from any one or more of the Lenders that it would not be

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                  practicable or possible for such one or more of the Lenders to fund or continue to fund its or their Contribution(s) to the Loan or any relevant part thereof in the London Inter-Bank Market,

         then the Agent shall inform the Borrower in writing to that effect and unless the Lenders and the Borrower shall agree acceptable alterations to the terms of this agreement (on the basis of an alternative source of funds available to the relevant Lenders) then:-

                  (i) the obligation of the relevant Lenders to advance funds under clause 2.2 hereof and to participate in the Loan or the relevant part thereof shall cease;

                  (ii) the Agent shall give notice to the Borrower terminating the participation of the relevant Lenders in the Loan or the relevant part thereof whereafter the amount of its or their Contribution(s) to the Loan or the relevant part thereof together with interest accrued thereon shall become repayable by the Borrower in full on the final day of the then current Interest Period; and

                  (iii) the Loan or the relevant part thereof shall be reduced by the amount of the Contribution(s) of the relevant Lenders thereto.

6.3 The Borrower shall be obliged to prepay the whole of the Loan (together with accrued interest thereon and any sum due to any one or more of the Lenders by virtue of that prepayment under clause 8.5 hereof) upon the successful completion of any new rights issue by the Guarantor.

6.4 If the Borrower makes any repayment or prepayment of principal in respect of the Seller's Credit the Borrower shall be obliged simultaneously to pay to the Agent an equivalent amount in or towards prepayment of the Loan (together with accrued interest thereon and any sum due to any one or more of the Lenders by virtue of that prepayment under clause 8.5 hereof).

6.5 The Borrower may prepay the whole or part of the Loan together with interest accrued thereon on the final day of any Interest Period in respect of the Loan provided that:-

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         (A)      the Borrower shall simultaneously pay to the Agent any sums due to any one or more of the Lenders by virtue of that prepayment under clause 8.5 hereof;

         (B) any part prepayment of the Loan shall amount to a whole multiple of one hundred thousand United States Dollars (USD100,000);

         (C)      the Borrower shall have given the Agent not less than thirty
                  (30) days written notice of its intention to make such prepayment (which once given shall be irrevocable) specifying such day and the amount of intended prepayment and accompanied by such evidence as the Agent may require that any governmental or other consents for such prepayment have been obtained or will be forthcoming; and

         (D) no sums prepaid hereunder may be reborrowed under this agreement.

7.       ARRANGEMENT FEE

7.1 The Borrower shall pay to the Agent for the benefit of the Lenders on the date hereof an arrangement fee of one hundred and thirty four thousand four hundred United States Dollars (USD134,400), which fee the Borrower hereby accepts has been fully earned on the date hereof.

8.       INDEMNITY

8.1 If any change in law or regulation or in the interpretation thereof or if compliance by any one or more of the Lenders with any direction request or requirement (whether or not having the force of law) of any central bank or other authority shall:-

         (A) subject any one or more of the Lenders to any tax with respect to the Loan or any part thereof (other than tax on overall net income);

         (B) change the basis of taxation to any one or more of the Lenders of payments of principal or interest or any other payment due or to become due hereunder;

         (C) impose or modify any reserve, liquidity or capital adequacy requirements or require the making of any special deposits affecting any one or more of the Lenders; or

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         (D)      impose on any one or more of the Lenders any other condition affecting the Loan or any part thereof whether or not the Loan has been advanced and the result is either to increase the cost to any one or more of the Lenders of making or maintaining or committing to make its or their Contribution(s) to the Loan or any part thereof or to reduce the amount of any payment received by any one or more of the Lenders hereunder or to reduce the rate of return which any one or more of the Lenders would have been able to obtain on its or their overall capital but for entering into and/or performing this agreement and evidence substantiating the situation has been produced by such one or more of the Lenders to the Agent then:-

                  (i) the Agent shall use its best efforts promptly to notify the Borrower in writing of the situation;

                  (ii) the Borrower shall pay to the Agent forthwith upon the demand of the Agent such amount as will compensate such one or more of the Lenders for such additional cost or such reduction and a certificate of the additional amount or amounts so required submitted by the Agent to the Borrower shall save for manifest error be conclusive evidence thereof; and

                  (iii) any such demand may be made by the Agent at any time before or after repayment of the Loan.

8.2 All legal fees and other reasonable costs and expenses whatsoever (including without limitation the costs of obtaining, not more than twice in each period of twelve (12) months after the date hereof, valuations of the Vessel from three (3) independent shipbrokers acceptable to the Agent) incurred by the Agent and/or the Trustee and/or any one or more of the Lenders in connection with any one or more of this agreement, the Security Documents and any other documents executed pursuant hereto or thereto shall be paid by the Borrower forthwith upon demand by the Agent on a full indemnity basis whether or not the Loan is advanced.

8.3 The Borrower shall pay forthwith upon demand by the Agent all stamp, registration

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         and other duties (including any such duties payable by the Agent and/or the Trustee and/or any one or more of the Lenders) imposed by any authority in respect of any one or more of this agreement, the Security Documents and any other documents executed pursuant hereto or thereto or otherwise in connection with the Loan.

8.4 Without prejudice to the rights of the Agent and/or the Trustee and/or the Lenders under or pursuant to clause 11 hereof the Borrower shall indemnify the Agent and/or the Trustee and/or any one or more of the Lenders fully forthwith upon demand by the Agent for any and all losses damages and/or expenses whatsoever incurred by the Agent and/or the Trustee and/or such one or more of the Lenders:-

         (A) as a result of the Loan not being advanced for any reason whatsoever in accordance with a notice given pursuant to clause 3.1(C) hereof (provided that no Lender whose default has caused the Loan not to be advanced may claim any indemnity under this clause 8.4(A));

         (B)      as a result of an Event of Default;

         (C) in perfecting, protecting the value of or enforcing any of its or their rights or securities under any one or more of this agreement, the Security Documents and any other documents executed pursuant hereto or thereto or in attempting so to do; or

         (D) as a result of any payment hereunder, whether pursuant to a judgment or otherwise, being made, obtained or enforced in a currency other than United States Dollars.

8.5 In the event that the whole or part of the Loan is repaid or prepaid otherwise than on the final day of an Interest Period in respect thereof the Borrower shall (A) indemnify any one or more of the Lenders fully forthwith upon demand by the Agent for any and all losses damages and/or expenses incurred by such one or more of the Lenders in liquidating or reemploying fixed deposits acquired from third parties to maintain its or their Contribution(s) to the Loan or the relevant part thereof (as the case may be) until the expiry of the then current Interest Period in respect thereof and (B) pay to any one or more of the Lenders forthwith on demand any sums due to such one or more of the Lenders as a result of that repayment or prepayment under clause 8.6 hereof.

8.6 The Borrower shall indemnify any one or more of the Lenders fully forthwith upon demand by the Agent for all losses, premiums, penalties, costs and expenses whatsoever incurred by such one or more of the Lenders in connection howsoever with any interest rate "swap", "cap" or other transaction entered into or to be entered into or arranged by such one or more of the Lenders at the request or on behalf of the Borrower at any time and from time to time with any counterparty a direct or indirect commercial purpose of which is to limit or offset the exposure of the Borrower to future increases of floating interest rates in connection howsoever with this agreement.

8.7 The indemnities contained in this clause 8 shall apply irrespective of any indulgence granted to the Borrower or any other party from time to time and shall continue in full force and effect notwithstanding any payment in favour of the Agent and/or the Trustee and/or any one or more of the Lenders and any amount due from the Borrower under this clause 8 will be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under any one or more of this agreement, the Security Documents and any other documents executed pursuant hereto or thereto.

9.       PAYMENTS

9.1 All payments by the Borrower hereunder shall be made to the Agent's account with such bank or banks as the Agent shall nominate from time to time.

9.2 Subject to the sub-clauses of this clause 9.2 all payments by the Borrower hereunder shall be made in full without set-off or counterclaim and free and clear of and without deduction or withholding for or on account of any tax of any jurisdiction.

         (A) If the Borrower is required by law to make any deduction or withholding from any payment hereunder for or on account of tax, it shall do so and the sum due from the Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Agent receives and each relevant party retains (free of any liability in respect of any such deduction or withholding) a net sum equal to the sum it would have received and retained had no deduction or withholding been required to be made.

         (B) If at any time the Borrower is required by law to make any deduction or withholding from any sum payable by it hereunder (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated) the Borrower shall promptly and fully notify the Agent accordingly.

         (C) If the Borrower makes any payment hereunder in respect of which it is required by law to make any deduction or withholding it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Agent within thirty (30) days after it has made such payment to the applicable authority the appropriate receipt or certificate issued by such authority or the Borrower as the case may be evidencing the payment to such authority of all amounts so required to be deducted or withheld from such payment.

9.3 If any sum becomes due for payment hereunder on a day which is not a Business Day the due date for payment shall be extended to the next succeeding Business Day unless that next succeeding Business Day falls within a fresh month in which event the due date for payment shall be brought forward to the immediately preceding Business Day. Any interest payable shall be adjusted accordingly.

9.4 All payments hereunder shall be made in United States Dollars not later than 11.00 a.m. (New York time) on the due dates therefor in such funds as may be customary for the same day settlement of international banking transactions in United States Dollars in New York City provided that payments in respect of costs and expenses shall be made in the currencies in which the same are incurred.

9.5 The Agent shall open and maintain on its books a control account in the name of the Borrower showing the advance of the Loan and the computation and payment of interest and all other sums due hereunder. The Borrower's obligations to repay the Loan and to pay interest thereon and to pay all other sums due hereunder shall be evidenced by the entries from time to time made in the control account opened and maintained under this clause 9.5 which entries will be conclusive and binding in the absence of manifest error.

10.      APPLICATION OF MONEYS

10.1 All moneys assigned to the Agent and/or the Trustee and/or the Lenders under the Earnings Assignment shall be paid to the Earnings Account.

10.2 Subject to the relevant provisions of the Revolving Loan Facility Agreement and to clause 10.4 hereof all moneys paid to the Earnings Account shall be applied by the Agent as follows:-

         (A) first in payment of any and all sums whatsoever due and payable to the Agent and/or the Trustee and/or any one or more of the Lenders hereunder (such sums to be paid in such order as the Agent may in its sole discretion elect);

         (B) second in retention in the Earnings Account of amounts equivalent in aggregate to the amount of interest next falling due to be paid hereunder; and

         (C)      third in retention of any credit balance in the Earnings
                  Account

         Provided That:-

                  (i) sums retained in the Earnings Account pursuant to clauses 10.2(B) and (C) hereof shall be held on deposit at rates of interest normally paid by the Agent to customers for deposits of like amount and maturity and any interest accruing thereon shall be credited to the Earnings Account at monthly intervals;

                  (ii) sums retained in the Earnings Account pursuant to clause 10.2(B) hereof shall be applied by the Agent in or towards payment of interest due hereunder on the due dates for payment thereof; and

                  (iii) nothing herein contained shall be deemed to affect the absolute obligation of the Borrower to pay interest on and to repay the Loan as provided in clauses 4 and 5 hereof.

10.3 Subject to the relevant provisions of the Revolving Loan Facility Agreement and to clause 10.4 hereof all moneys payable to the Agent and/or the Trustee and/or the Lenders under the Insurance Assignment and any other moneys payable to the Agent and/or the Trustee and/or the Lenders by any one or more of the Security Parties under any one or more of this agreement, the Security Documents and any other documents executed pursuant hereto or thereto the application of which is not specifically provided for by another clause hereof shall be paid to the Agent's account with such bank or banks as the Agent may nominate from time to time and shall be applied by the Agent as follows:-

         (A) all moneys received from a Total Loss or sale of the Vessel shall be applied as follows:-

                  (i)     first in accordance with clause 10.2(A) hereof;

                  (ii) second in repayment of the Loan, in payment of accrued interest thereon and in payment of any sums due to any one or more of the Lenders by virtue of that repayment under clause 8.5 hereof; and

                  (iii) third in payment of any credit balance to the Borrower or to whomsoever may be entitled thereto; and

         (B) all moneys not covered by clause 10.3(A) hereof shall be applied as follows:-

                  (i)     first in accordance with clause 10.2(A) hereof;

                  (ii) second (in respect only of moneys received by virtue of the Insurance Assignment) in reimbursement to the Borrower for such of the costs (if any) incurred by the Borrower in effecting the repair of the damage in respect of which those moneys are received as the Agent shall approve (such approval not to be unreasonably withheld) and in payment to the Earnings Account of all moneys received in respect of loss of hire insurances (if any);

                  (iii) third in repayment of the Loan, in payment of accrued interest thereon and in payment of any sums due to any one or more of the Lenders by virtue of that repayment under clause 8.5 hereof; and

                  (iv) fourth in payment of any credit balance to the Borrower or to whomsoever may be entitled thereto.

10.4 Subject to the relevant provisions of the Revolving Loan Facility Agreement, from and after the giving of notice by the Agent to the Borrower pursuant to clause 11.1 hereof all moneys whatsoever received or recovered by the Agent or the Trustee or any one or more of the Lenders from any one or more of the Security Parties under any one or more of this agreement, the Security Documents and any other documents executed pursuant hereto or thereto or from any other party under any one or more of the Mortgage, the Earnings Assignment and the Insurance Assignment and all moneys from time to time standing to the credit of the Earnings Account shall be paid to the Agent's account with such bank or banks as the Agent may nominate from time to time and shall be applied by the Agent as follows:-

         (A) first in accordance with clause 10.2(A) hereof, subject to any right the Agent or the Trustee or any one or more of the Lenders may have to delay any such application in order to maximise its or their claim; and

         (B) second in payment of any credit balance to the Borrower or to whomsoever may be entitled thereto.

11.      DEFAULT

11.1 The Agent may by notice in writing to the Borrower declare the Loan to be immediately repayable with accrued interest thereon (plus any sums due to any one or more of the Lenders by virtue of that repayment under clause 8.5 hereof) and any security held by the Agent or the Trustee or any one or more of the Lenders shall become immediately enforceable if any of the following events occurs:-

         (A) failure by the Borrower to pay promptly on the due date therefor any sum whatsoever due for payment by it under this agreement;

         (B) any one or more of the Security Parties and ESL making default in the observance or performance of any other obligation covenant or undertaking contained in any one or more of this agreement, the Security Documents and any other documents executed pursuant hereto or thereto and (if the same is in the opinion of the Agent capable of remedy) the continuation of that default unremedied for a period of fifteen (15) days;

         (C) any of the representations and warranties made or deemed to have been made in any one or more of this agreement, the Security Documents and any other documents executed pursuant hereto or thereto being inaccurate or misleading when made or becoming inaccurate or misleading at any time hereafter were the same to be repeated in relation to the facts subsisting at that time (whether or not any such repetition actually occurs);

         (D) any event of default occurring under any one or more of the Security Documents;

         (E) the fulfilment of any one or more of the obligations covenants and undertakings contained in any one or more of this agreement, the Security Documents and any other documents executed pursuant hereto or thereto or the exercise of any of the rights vested in the Agent and/or the Trustee and/or any one or more of the Lenders hereunder or thereunder becoming either unlawful under any applicable law or unauthorised by any authority having jurisdiction or otherwise impossible;

         (F) a bona fide petition being presented or an order being made or an effective resolution being passed for the commencement of any proceedings for the liquidation winding-up or re-organisation of any one or more of the Security Parties except for the purpose of and followed by an amalgamation or reconstruction the terms of which shall have been previously approved in writing by the Agent;

         (G) a distress or execution being levied or enforced upon or sued out against any part of the assets of any one or more of the Security Parties which in the Agent's opinion would have a material adverse effect on any one or more of the Security Parties and not being satisfied removed or discharged within fourteen (14) days;

         (H) the holder of any Encumbrance taking possession of or a liquidator, administrator, receiver, administrative receiver, trustee or similar officer being appointed in respect of the whole or a substantial part of the assets of any one or more of the Security Parties;

         (I) any one or more of the Security Parties being unable or admitting its inability to pay its or their lawful debts as they mature or convening a meeting of or preparing to enter into any arrangement or composition with or making a general assignment for the benefit of its or their creditors or being adjudicated bankrupt or insolvent;

         (J) any other Borrowed Money of any one or more of the Security Parties becoming due or becoming capable of being declared due prior to its stated date of maturity by reason of default on the part of any one or more of the Security Parties;

         (K) any one or more of the Security Parties ceasing to carry on or suspending or threatening to cease to carry on or to suspend its or their business or a substantial part of the assets or business of any one or more of the Security Parties being seized confiscated or expropriated;

         (L) the market value of the Vessel (such market value to be conclusively determined as the average of the latest three (3) valuations obtained by the Agent as provided in clause 8.2 hereof) at any time falling below one hundred and thirty five per cent (135%) of the aggregate amount of the Loan and the Revolving Loan Facility then outstanding and the Borrower failing either to prepay the relevant part of the Loan and/or the Revolving Loan Facility or to provide additional security acceptable to the Agent within fourteen (14) days after receiving written notice from the Agent to that effect;

         (M) a Total Loss occurring and either (i) the Agent not being satisfied at any time in its absolute discretion that the Total Loss is adequately covered by insurance and that the relevant insurance proceeds will be paid to the Agent or (ii) any insurance claim in respect thereof being rejected by the underwriters at any time or (iii) the Agent failing to receive the insurance proceeds in respect thereof within one hundred and eighty (180) days thereafter;

         (N) any one or more of the Subject Documents being repudiated or terminated without the prior written consent of the Agent;

         (O) a material adverse change occurring in the business, assets or financial condition of any one or more of the Security Parties which may reasonably be considered to affect its or their ability to comply with all or any of its or their respective obligations under any one or more of the Subject Documents; or

         (P) an event of default occurring under the Revolving Loan Facility Agreement or the Seller's Credit Agreement.

12.      SECURITY

12.1 As security for the Loan, interest thereon and all other sums due and to become due hereunder the Borrower shall provide the Agent with the following documents in form and substance satisfactory to the Agent which documents shall be executed in favour of the Trustee and be held by the Trustee on trust for the Agent, the Trustee and the Lenders and their respective successors, assignees and transferees on the terms of the Deed of Agency and Trust:-

         (A) duly registered second Panamanian naval mortgage over the Vessel duly executed by the Borrower;

         (B) second priority assignment duly executed by the Borrower of all insurances whatsoever in respect of the Vessel and loss of its earnings and all compensation in respect of the requisition for title or other compulsory acquisition of the Vessel (with the exception of requisition hire);

         (C) second priority assignment duly executed by the Borrower of the benefit of all earnings whatsoever of the Vessel (including requisition hire);

         (D)      guarantee and indemnity duly executed by the Guarantor;

         (E) second priority charge over all the authorised and issued shares in the Borrower duly executed by the Guarantor;

         (F) tripartite agreement duly executed by (i) the Agent, the Trustee and the Lenders, (ii) Neptun Maritime Oyj and ESL and
                  (iii) the Borrower and the Guarantor coordinating the interests of ESL under the Seller's Credit Agreement and the Seller's Credit Securities with those of the Agent and/or the Trustee and/or the Lenders under this agreement and the other Security Documents; and

         (G) letter of subordination duly executed by the Manager subordinating its interests under the Management Agreement to those of the Agent and/or the Trustee and/or the Lenders under this agreement.

13.      REPRESENTATIONS AND WARRANTIES

13.1     The Borrower hereby represents and warrants that:-

         (A) each of the Security Parties is a duly incorporated company validly existing and in good standing under the laws of its country of incorporation and all the shares in the Borrower are beneficially owned by the Guarantor;

         (B) each of the Security Parties has full power and authority to execute deliver and perform such of the Subject Documents to which it is a party;

         (C) each of the Security Parties has taken all necessary corporate or other action required to authorise the execution delivery and performance of such of the Subject Documents to which it is a party;

         (D) all consents licences approvals or authorisations whatsoever required to make the Subject Documents legal valid enforceable and admissible in evidence have been obtained and are in full force and effect;

         (E) from and after execution and delivery thereof each of the Subject Documents will constitute legal valid and binding obligations of the parties thereto (other than the Agent, the Trustee and the Lenders) enforceable in accordance with its terms and will not contravene any applicable law or regulation or any contractual constitutional or other restriction binding on any of the parties thereto (other than the Agent, the Trustee and the Lenders);

         (F) as at the date hereof no material litigation or administrative proceedings of or before any board of arbitration, Court or Governmental authority or agency is pending or (to the Borrower's knowledge) threatened the result of which would or might be to have a material adverse effect on the business assets or financial condition of any one or more of the Security Parties;

         (G) the copies of any of the Subject Documents delivered or to be delivered to the

                  Agent hereunder constitute the full agreement between the parties thereto with respect to the subject matter thereof and none of the parties thereto is in default thereunder;

         (H) all historic financial information and other documentation submitted to the Agent by or on behalf of the Borrower in connection herewith is accurate and correct in all material respects and not misleading;

         (I) the claims of the Agent and/or the Trustee and/or the Lenders against the Borrower under this agreement will rank at least pari passu with the claims of all unsecured creditors of the Borrower other than claims of such creditors to the extent that they are statutorily preferred;

         (J) each Security Party and its business and assets (including, without limitation, all computer systems, all systems and equipment containing embedded microchips (including leased systems and equipment) and any other systems, equipment or parts of the business or assets whatsoever of that Security Party whose proper functioning or operation is capable of being affected by the incorrect processing, storing, calculation or recognition of dates, together with all software and data in connection with any of the foregoing) shall at all times comply with the requirements of Year 2000 Conformity as defined in "A DEFINITION OF YEAR 2000 CONFORMITY REQUIREMENTS" issued by the British Standards Institution (BSI DISC PD2000-1:1998) or such later reviewed, revised or amended version thereof as may be published by the British Standards Institution from time to time (in which case the later version shall be the relevant one for the purposes of this clause); and

         (K) no Event of Default has occurred or is continuing and no event which with the giving of notice and/or lapse of time would constitute an Event of Default has occurred or is continuing.

14.      COVENANTS

14.1 The Borrower hereby covenants that from the date hereof until the Borrower has no remaining obligations, actual or contingent, under this agreement:-

         (A) the Borrower will file all requisite tax returns and will pay all tax as shown to be due and payable on such returns or any of the assessments made against it (other than those being contested in good faith);

         (B) the Borrower will carry on and conduct its business in a proper and efficient manner and will duly pay all outgoings as and when they fall due and in particular without limiting the generality of the foregoing will duly observe and perform all the terms and conditions of any contract of employment of the Vessel to be observed and performed by it;

         (C) the Borrower will prepare or cause to be prepared, in accordance with GAAP, annual audited accounts for the Borrower and unaudited quarterly accounts for the Borrower; the Borrower will furnish the Agent with copies of the audited annual accounts no later than ninety five (95) days after the end of each financial year and copies of the unaudited quarterly accounts no later than fifty (50) days after the end of each financial quarter; the audited annual accounts shall include profit and loss accounts and balance sheets certified and audited by an accountant acceptable to the Agent which shall include Grant Thornton L.L.P.;

         (D) the Borrower will provide the Agent in a form acceptable to the Agent no later than ten (10) days after the end of each month monthly management information (including traffic statistics, cash flows, booking reports and outstanding trade debt) in respect of the Borrower;

         (E) the Borrower shall procure that the Earnings Account is opened and maintained at the bank specified in the definition thereof in clause 1.2 hereof and shall not keep any accounts with any bank other than the Agent unless otherwise agreed specifically with the Agent;

         (F) the Borrower shall promptly furnish to the Agent all such accounts and financial information concerning any one or more of the Security Parties and the Vessel as the Agent may from time to time reasonably require including without limiting the generality of the foregoing cash flow analyses, budgets and details of the operating costs of the Vessel;

         (G) the Vessel, its earnings and the interests of the Agent and/or the Trustee and/or the Lenders as mortgagees of the Vessel shall be insured with such underwriters insurance offices and clubs for such amounts for such risks in such form and upon such conditions as are satisfactory to the Agent from time to time provided that the amount of each of the marine and war risks insurances shall not in any event be less than the greater from time to time of
                  (i) the market value of the Vessel and (ii) one hundred and twenty per cent (120%) of the aggregate amount of the Loan, the Revolving Loan Facility and the Seller's Credit then outstanding;

         (H) the Borrower will not without the prior written consent of the Agent:-

                  (i) create or allow to subsist any Encumbrance over any of its assets or any part thereof save for Permitted Liens and those created by any of the Security Documents or the Revolving Loan Securities;

                  (ii) incur any liability in respect of Borrowed Money except for the Revolving Loan Facility and unsecured Borrowed Money subordinated to the Loan hereunder;

                  (iii) make loans or advances to others (except for loans or advances made in the ordinary course of business in connection with the chartering and/or operation and/or repair of the Vessel);

                  (iv) except in connection with the chartering and/or operation and/or repair of the Vessel incur any other liability to a third party which in the opinion of the Agent is of a substantial nature;

                  (v) consolidate with any other company or merge into any company;

                  (vi) engage in any business other than the ownership operation chartering and management of the Vessel;

                  (vii) guarantee endorse or otherwise become or remain liable in respect of the obligations of any person firm or corporation;

                  (viii) pay any dividends or other distributions or issue any new shares or transfer any shares;

                  (ix) sell or otherwise dispose of the Vessel or any share therein or any other asset (the Agent's consent not to be unreasonably withheld);

                  (x) make or allow any alteration to or waiver of the terms of any one or more of the Subject Documents;

                  (xi) appoint any manager of the Vessel other than the Manager;

                  (xii) change the class, flag or employment of the Vessel as a passenger cruise ship; or

                  (xiii) make any acquisitions or investments other than the regular dry-docking and maintenance of the Vessel (the Agent's consent not to be unreasonably withheld);

         (I) the Borrower will procure that the amount standing to the credit of the Earnings Account shall not at any time fall below two million United States Dollars (USD2,000,000);

         (J) the Borrower shall not make any repayment of principal in respect of the Seller's Credit prior to the full repayment of the Loan unless:-

                  (i) the Borrower and the Guarantor evidence full compliance with this agreement and the Revolving Credit Facility Agreement for the previous and the ensuing periods of twelve (12) months by way of cash flow projections and budgets to the satisfaction of the Agent; and

                  (ii) an equivalent amount is paid to the Agent by way of prepayment of the Loan pursuant to clause 6.5 hereof;

         (K) from and after the occurrence of an Event of Default the Borrower shall not, after receiving written notice from the Agent to that effect, make any payment of principal or interest in respect of the Seller's Credit for so long as that Event of Default is continuing;

         (L) the Borrower shall procure that its Debt Service Coverage Ratio (calculated as set out below, with the first such calculation being made twelve (12) months after the Drawdown Date and the subsequent calculations being made at three (3) monthly intervals thereafter) shall not be less than the ratio specified in item 1 in schedule B hereto (for the period of twelve (12) months after the Drawdown Date) and the ratio specified in item 2 in schedule B hereto (for any period thereafter) and for this purpose the Debt Service Coverage Ratio shall be calculated in accordance with the following formula:-

                                     EBITDA
                              --------------------
                               Financial Expenses

                  where

                  "EBITDA" means, for the previous period of twelve (12) months, the aggregate of:

                  (i) Net Income (but excluding gains and losses from the sale of assets or reserves relating thereto and items classified as extraordinary or non-recurring) from the Borrower's operations for such period and for this purpose Net Income means the consolidated net income of the Borrower as determined in accordance with GAAP; and

                  (ii) the aggregate amounts deducted in determining Net Income for such period in respect of depreciation, amortisation, taxes, deferred income and interest expense of the Borrower; and

                  "Financial Expenses" means, for the previous period of twelve
                  (12) months, the sum of:

                  (i) the aggregate principal payable or paid during such period on any Borrowed Money of the Borrower (other than the scheduled principal repayment in respect of the Loan and principal repayments under the Revolving Loan Facility Agreement to the extent that they were redrawn during the same period);

                  (ii) aggregate interest expense (including, without limitation, capitalised interest accrued during such period) of the Borrower for such period; and

                  (iii) all rent and any capital lease obligations or operating lease obligations by which the Borrower is bound which are payable or paid during such period as calculated in accordance with GAAP and derived from the then latest accounts of the Borrower;

         (M) not later than six (6) months prior to the due date for full repayment of the Loan the Borrower shall demonstrate to the Lenders' satisfaction that sufficient cash or committed facilities are available to enable the Borrower to repay the Loan in full on the due date therefor;

         (N) the Borrower shall provide the Agent with compliance certificates in relation to the relevant financial covenants contained in this agreement in the form set out in appendix II hereto on or before the Drawdown Date and at three (3) monthly intervals after the Drawdown Date and, for the avoidance of doubt, the covenant in clause 14.1(L) hereof shall not be deemed to be a 'relevant financial covenant' for the purposes of this clause 14.1(N) until the date falling twelve (12) months after the Drawdown Date;

         (O) the Borrower will promptly inform the Agent if any Event of Default or any event which with the giving of notice and/or lapse of time would constitute an Event of Default occurs or if any event occurs which may materially adversely affect its ability to perform any of its obligations under any one or more of this agreement, the Security Documents and any other documents executed pursuant hereto or thereto; and

         (P) the Borrower will from time to time at the request of the Agent execute and deliver to the Agent or procure the execution and delivery to the Agent of all such documents as the Agent shall deem desirable in its absolute discretion for giving full effect to this agreement and for perfecting, protecting the value of or enforcing any rights or securities granted to the Agent and/or the Trustee and/or the Lenders under any one or more of this agreement, the Security

                  Documents and any other documents executed pursuant hereto or thereto.

15.      SET-OFF AND SHARING OF PAYMENTS

15.1 The Agent, the Trustee and each of the Lenders are hereby authorised to combine any and all accounts held by the Borrower with any of them at any of their respective offices and to apply (without any prior notice) any credit balance to which the Borrower is then beneficially entitled on any such account (whether or not that credit balance is then due to the Borrower) in or towards satisfaction of any sums then due and payable by the Borrower hereunder. For that purpose the Agent, the Trustee and each of the Lenders are hereby authorised to use all or part of that credit balance to buy such other currency or currencies as may be required to enable any of them to effect that application. The Agent, the Trustee and the Lenders shall not be obliged to exercise any of their rights under this clause, which shall be without prejudice and in addition to any right of set off, combination of accounts, lien or other rights to which any of them at any time otherwise is entitled (whether by operation of law, contract or otherwise).

15.2 If pursuant to clause 15.1 hereof or otherwise any Lender shall at any time receive appropriate or otherwise obtain from any one or more of the Security Parties any payment on account of principal interest or other sums due from the Borrower hereunder (which are not due solely to that Lender under the terms of this agreement) in a greater proportion than its Contribution then that Lender shall remit via the Agent to such of the other Lenders as have received a smaller proportion of that payment than their Contributions such sums as shall ensure that each Lender receives a proportion of that payment corresponding to its Contribution and each such remittance shall be treated for the purposes of this agreement as having been made to the receiving Lender by the Borrower instead of the Lender by whom such remittance was made Provided Always That if at any time thereafter that payment is required by a court of competent jurisdiction to be returned to the Borrower or any third party each of the Lenders shall return the relevant percentage thereof.

16.      ASSIGNMENT AND PARTICIPATION

16.1 This agreement shall be binding upon and inure to the benefit of the Agent, the Trustee, the Lenders and each of them and the Borrower and their respective successors and assigns.

16.2 The Borrower may not assign its rights or obligations hereunder without the prior written consent of the Agent.

16.3 Each of the Lenders may at any time with the prior written consent of the Agent and the Borrower (such consents not to be unreasonably withheld and no such consent to be required at all from the Borrower if an Event of Default has occurred and is subsisting) assign transfer or grant participations in all or part of its Contribution to the Loan or any part thereof and its rights and obligations hereunder to any other bank or financial institution and for this purpose:-

         (A) no such consents shall be required from the Agent or the Borrower if the other bank or financial institution is either another of the Lenders or a subsidiary company, holding company or sister company of the relevant Lender;

         (B) the Agent, the Trustee and the relevant Lender shall be at liberty to disclose on a confidential basis to any such assignee transferee or grantee (or to any potential such assignee transferee or grantee) all such information concerning any one or more of the Security Parties, the Vessel and the Subject Documents as the Agent, the Trustee and the relevant Lender may deem appropriate; and

         (C) the Borrower shall upon demand by the Agent and at the expense of the relevant Lender execute and deliver to the Agent all such documents and do all such acts and things as the Agent may deem necessary or desirable in its absolute discretion for giving full effect to any such assignment transfer or participation.

16.4 The Agent and/or the Trustee may at any time signify its or their intention to resign by giving written notice to the Borrower and the Lenders provided that such resignation shall not take effect until a successor Agent and/or Trustee (as the case may be) has been appointed and has accepted that appointment. After the giving of such notice, a successor Agent and/or Trustee shall be appointed in accordance with the relevant provisions of the Deed of Agency and Trust and the Lenders shall procure that the successor Agent and/or Trustee shall give to the Borrower written notice of its acceptance of appointment. Upon its appointment as Agent and/or Trustee, such successor Agent and/or Trustee shall succeed to and become vested with all the rights powers and privileges and duties of the retiring Agent and/or Trustee, and the retiring Agent and/or Trustee shall be discharged from its duties and obligations under this agreement.

17.      MISCELLANEOUS

17.1 Time shall be of the essence of this agreement but no failure or delay on the part of the Agent or the Trustee or any one or more of the Lenders to exercise any power or right hereunder shall operate as a waiver of such power or right nor shall any single or partial exercise of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other power or right hereunder. The powers and rights provided to the Agent or the Trustee or any one or more of the Lenders in this agreement are cumulative and shall not exclude any powers or rights provided to the Agent or the Trustee or any one or more of the Lenders by law.

17.2 In the event of any of the provisions contained in any one or more of this agreement, the Security Documents and any other documents executed pursuant hereto or thereto being invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions herein or therein contained shall not in any way be affected or impaired thereby.

17.3 Neither the Agent nor the Trustee nor any of the Lenders shall be liable for any failure to meet its obligations hereunder resulting from any cause whatsoever beyond its control.

18.      NOTICES

18.1 Any notice or other correspondence in connection herewith required to be sent or given by the Borrower to the Agent or the Trustee or any one or more of the Lenders shall be sent to the Agent in the English language at 19 Thomas More Street, London E1 9YW (telex no. 290562 facsimile no. +44 171 709 7001) or to such other address or addresses as may from time to time be notified by the Agent to the Borrower for such purpose.

18.2 Any notice or other correspondence in connection herewith required to be sent or given by the Agent or the Trustee or any one or more of the Lenders to the Borrower shall be sent to the Borrower in the English language at c/o Commodore Holdings Limited, 4000 Hollywood Boulevard, Suite 385-S, Hollywood, Fl 33021, U.S.A.,

         Attention: Chief Financial Officer (facsimile no. +954 921 2147) with copies to Kathleen L Deutsch, P.A., Broad and Cassel, Miami Center - Suite 3000, 201 S. Biscayne Boulevard, Miami, Fl 33131, U.S.A. (facsimile no. +305 373 9443) or to such other address or addresses as the Borrower may from time to time notify to the Agent in writing and shall be deemed to have been validly given and received on the date of dispatch if sent by telex and five (5) days after having been posted if sent by prepaid first class or airmail post.

19.      PROPER LAW AND JURISDICTION

19.1 This agreement shall be governed by and construed in accordance with the Laws of England and for the exclusive benefit of the Agent, the Trustee and the Lenders the Borrower hereby irrevocably submits to the jurisdiction of the High Courts of Justice in England. Such submission shall not limit the right of the Agent, the Trustee and the Lenders to commence any proceedings relating to this agreement (in addition or alternatively) in any other jurisdiction which the Agent deems fit. The Borrower hereby irrevocably authorises and appoints Consult Marine of 58 London Fruit Exchange, Brushfield Street, London E1 6EP as its agent in England for the acceptance of service of legal proceedings on it hereunder.

IN WITNESS whereof the parties hereto have executed this agreement the day and year first above written.

THE LENDERS
MERITA BANK PLC *

Lending Office:-
         19 Thomas More Street
         London E1W 1YF

By: /s/ Kirsten Kaarre Jensen
   -------------------------------------

CHRISTIANIA BANK OG KREDITKASSE ASA *

Lending Office:-
         Middelthunsgate 17
         0368 Oslo
         Norway

By: /s/ Ulv E. Aasland
   -------------------------------------

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL) *

Lending Office:-
         2 Cannon Street
         London EC4M 6XX

By: /s/ Jonathan Pratt
   -------------------------------------

THE AGENT

MERITA BANK PLC

By: /s/ Kirsten Kaarre Jensen
   -------------------------------------

THE BORROWER

CROWN CRUISES OF PANAMA, INC.


By: /s/ Jeffrey I. Binder
   -------------------------------------

THE TRUSTEE

MERITA BANK PLC


By: /s/ Kirsten Kaarre Jensen
   -------------------------------------

All in the presence of:-